UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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WELLS FARGO FUNDS TRUST

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April 1, 2008

Wells Fargo Advantage Funds to Reorganize Certain Funds

In December 2007, we announced plans to streamline the Wells Fargo Advantage Funds mutual fund family in 2008. These initiatives are being carried out with the following objectives in mind:

•	Simplify our product lineup, making it easier for all our clients to navigate.
•	Expand Fund choices for clients.
•	Reduce Fund expenses.
•	Standardize our share class offerings.
•	Eliminate certain overlapping products.

As part of this overall effort, 15 target Wells Fargo Advantage Funds are expected to reorganize into other similar acquiring Wells Fargo Advantage Funds on or about July 18, 2008, pending shareholder approval of 11 of the reorganizations.

For 11 of the target Funds, we are seeking shareholder approval for the reorganizations. For four of the target Funds, the Wells Fargo Advantage Funds Board of Trustees considered the investment objectives, investment teams and styles, and the Funds’ expenses and determined that shareholder approval is not required and will not be sought. This was pursuant to an SEC rule that permits very similar funds to merge without a shareholder vote. Proxy statements for the reorganizations that are subject to shareholder approval are expected to be filed in May. More information about the proposed reorganizations will be available at that time.

Fund Reorganizations Subject to Shareholder Approval

Target (Reorganizing) Funds	Acquiring (Surviving) Funds
Wells Fargo Advantage Balanced Fund	Wells Fargo Advantage Asset Allocation Fund
Wells Fargo Advantage Corporate Bond Fund	Wells Fargo Advantage Income Plus Fund
Wells Fargo Advantage High Yield Bond Fund	Wells Fargo Advantage High Income Fund
Wells Fargo Advantage Intermediate Government Income Fund	Wells Fargo Advantage Government Securities Fund
Wells Fargo Advantage Life Stage–Conservative PortfolioSM	Wells Fargo Advantage Moderate Balanced Fund
Wells Fargo Advantage Life Stage–Moderate PortfolioSM	Wells Fargo Advantage Growth Balanced Fund
Wells Fargo Advantage Life Stage–Aggressive PortfolioSM	Wells Fargo Advantage Aggressive Allocation Fund
Wells Fargo Advantage National Limited-Term Tax-Free Fund	Wells Fargo Advantage Short-Term Municipal Bond Fund
Wells Fargo Advantage National Tax-Free Fund	Wells Fargo Advantage Municipal Bond Fund
Wells Fargo Advantage Overseas Fund	Wells Fargo Advantage International Equity Fund
Wells Fargo Advantage Value Fund	Wells Fargo Advantage C&B Large Cap Value Fund

Fund Reorganizations Not Requiring Shareholder Approval

Target (Reorganizing) Funds	Acquiring (Surviving) Funds
Wells Fargo Advantage Endeavor Large Cap FundSM	Wells Fargo Advantage Capital Growth Fund
Wells Fargo Advantage Equity Index Fund	Wells Fargo Advantage Index Fund
Wells Fargo Advantage Large Company Core Fund	Wells Fargo Advantage Growth and Income Fund*
Wells Fargo Advantage Ultra-Short Duration Bond Fund	Wells Fargo Advantage Ultra Short-Term Income Fund

* After the reorganization that is expected to occur on or about July 18, 2008, the Wells Fargo Advantage Growth and Income Fund will be renamed the Wells Fargo Advantage Large Company Core Fund.

The majority of the reorganizations will be considered tax-free transactions. However, the reorganization of each of the three Wells Fargo Advantage Life Stage PortfoliosSM will be structured as a taxable transaction. Detailed information regarding the taxable nature of these transactions will be included in the proxy statements for these three Portfolios.

Investment professionals with questions about this information may contact the

Wells Fargo Advantage Funds Sales Desk at 1-888-877-9275.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC, an affiliate of Wells Fargo & Company. 110094 04-08

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

FOR INSTITUTIONAL INVESTOR USE ONLY – NOT FOR USE WITH THE PUBLIC